                                                        Exhibit No. EX-99.h.2.l.

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                            ADDENDUM NUMBER SEVENTEEN

     THIS ADDENDUM is made as of the 7th day of August, 2006, by and between DFA
INVESTMENT  DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC
INC., formerly known as "Provident Financial Processing Corporation," a Delaware
corporation ("PFPC").

                              W I T N E S S E T H :

     WHEREAS,  the Fund is  registered  as an  open-end,  management  investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS,  the Fund has retained PFPC to provide certain  administration and accounting  services to the Fund pursuant to an  Administration  and  Accounting
Services Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement, as agreed to in writing by PFPC and the Fund; and

     WHEREAS,  PFPC presently provides such services to the existing  portfolios of the Fund,  and has agreed to provide such services to two (2) new  portfolios of the Fund,  designated  as  Emerging  Markets  Social Core  Portfolio  and DFA
Inflation-Protected  Securities  Portfolio,  which  are  listed on  Schedule  B, attached hereto; and

     WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those  portfolios  set forth on
"Schedule B,  Portfolios of DFA Investment  Dimensions  Group Inc.,  Amended and
Restated August 7, 2006," which is attached hereto,  shall be "Portfolios" under the Agreement.

     2. The fee  schedules  of PFPC  applicable  to the  Portfolios  shall be as agreed to in writing, from time to time, by the Fund and PFPC.

     3. In all other respects,  the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be August 7, 2006.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this Addendum  Number
Sixteen  to the  Agreement  to be  executed  by their duly  authorized  officers designated below on the day and year first written above.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:
                                            Name:
                                            Title:

                                            PFPC INC.

                                            By:
                                            Name:
                                            Title:

                                                            Amended and Restated
                                                                  August 7, 2006

                                   SCHEDULE B

                                  PORTFOLIOS OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                            U.S. Small Cap Portfolio
                          U.S. Large Company Portfolio
                         U.S. Small Cap Value Portfolio
                         U.S. Large Cap Value Portfolio
                      Enhanced U.S. Large Company Portfolio
                            U.S. Micro Cap Portfolio
                          U.S. Small XM Value Portfolio
              LWAS/DFA International High Book to Market Portfolio
                           Emerging Markets Portfolio
                        Japanese Small Company Portfolio
                     United Kingdom Small Company Portfolio
                       Continental Small Company Portfolio
                       Pacific Rim Small Company Portfolio
                       DFA One-Year Fixed Income Portfolio
                   DFA Two-Year Global Fixed Income Portfolio
                        Emerging Markets Value Portfolio
                      DFA Real Estate Securities Portfolio
                   DFA International Small Cap Value Portfolio
                        Large Cap International Portfolio
                   DFA Five-Year Global Fixed Income Portfolio
               DFA Intermediate Government Fixed Income Portfolio
                       DFA Five-Year Government Portfolio
                            VA Small Value Portfolio
                            VA Large Value Portfolio
                        VA International Value Portfolio
                        VA International Small Portfolio
                          VA Short-Term Fixed Portfolio
                            VA Global Bond Portfolio
                      International Small Company Portfolio
                      Emerging Markets Small Cap Portfolio
                   Tax-Managed U.S. Small Cap Value Portfolio
                      Tax-Managed U.S. Small Cap Portfolio
                  Tax-Managed DFA International Value Portfolio
                   Tax-Managed U.S. Marketwide Value Portfolio
                        Tax-Managed U.S. Equity Portfolio
                     DFA Short-Term Municipal Bond Portfolio
                     Emerging Markets Core Equity Portfolio
                     Emerging Markets Social Core Portfolio
                  DFA Inflation-Protected Securities Portfolio